PC:11938007

[THIS DOCUMENT CONSTITUTES AN INTEGRATED COPY OF THE REGISTRANT'S CERTIFICATE OF INCORPORATION, AS AMENDED THROUGH THE DATE OF THIS FILING. THE DOCUMENTS SO INTEGRATED ARE ON FILE WITH THE DELAWARE SECRETARY OF STATE.]

                          CERTIFICATE OF INCORPORATION

                                       OF

                       AMERICAN PRESIDENT COMPANIES, LTD.


       First:  The name of this Corporation is:

       American President Companies, Ltd.


       Second: The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.


       Third: The nature of the business of this Corporation and the objects or purposes proposed to be transacted, promoted or conducted by it are to engage in and transact a shipping and transportation business in any and all of its branches throughout the world; to buy or otherwise acquire and sell, dispose of, and in any manner deal with and in real property, improved or unimproved, throughout the world; and to engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. The foregoing shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this Corporation.


       Fourth:

       A. Capital Stock. The total number of shares of stock which this Corporation shall have authority to issue is sixty-five million (65,000,000). Of said shares sixty million (60,000,000) shall be Common Stock, with a par value of One Cent ($.01) each, and five million (5,000,000) shall be Preferred Stock, with a par value of One Cent ($.01) each.


       B. Authorization of Board of Directors To Establish Series of Preferred Stock and Fix Consideration Therefor. The Board of Directors is hereby expressly authorized, within the limitations and restrictions stated herein from time to time, by resolution:

              (i)  to divide the Preferred Stock into series;
              (ii) to fix the consideration for which such Preferred Stock shall be issued;

              (iii) to determine the voting powers of each such series;

              (iv) to determine and fix the number of shares which will constitute any such series and the distinctive designation of each series;

              (v) to make any such series of stock subject to redemption at such time or times and at such price or prices as shall be stated and expressed in such resolution;

              (vi) to determine whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so subject, the extent to and the manner in which it shall be applied to the purchase or redemption of the shares of such series and the terms and provisions relative to the operation thereof;

              (vii) to fix the rights of the holders of stock of each series of Preferred Stock to receive dividends at such rates, on such conditions and at such times as shall be stated and expressed in the resolution and whether payable in preference to, or in relation to, the dividends payable on any other class or classes of stock or other series of the same class and whether cumulative or noncumulative as shall be so stated and expressed.

              (viii) to fix the rights of the holders of the stock of each series upon the dissolution of, or upon any distribution of the assets of, this Corporation;

              (ix) to make any series of Preferred Stock convertible or automatically converted into or exchangeable for shares of any other class or classes or of any other series of the same or any other class or classes of the stock of this Corporation at such price or prices or at such rates of exchange and with such adjustments as shall be stated and expressed in such resolution; and

              (x) to determine whether or not the shares of any series shall be subject or entitled to any other preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions which shall be stated and expressed in such resolution and which shall not be inconsistent with the terms and provisions of this Article
       Fourth.

       1.     Series A Participating Preferred Stock.

       (a) Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 500,000.

       (b)     Dividends and Distributions.

       (i) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash (or, as provided below, in kind) on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (1) $10.00 or (2) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after April 7, 1986
(a) declare any dividend on Common Stock payable in shares of Common Stock,
(b) subdivide the outstanding Common Stock into a greater number of shares, or
(c) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, whether or not any Series A Preferred Stock is then outstanding, then in each such case the amounts to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event, provided that in the case of a stock dividend in which the aggregate number of shares issuable pursuant thereto is less than 15% of the shares of Common Stock outstanding on the record date for determining the stockholders entitled to such dividend then, in its sole discretion, the Corporation may determine that no such adjustment shall be required.

       (ii) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (i) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be declared and made payable on such subsequent Quarterly Dividend Payment Date.

       (iii) Dividends shall begin to be payable and to accrue on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

       (c) Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

       (i) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after April 7, 1986 (1) declare any dividend on Common Stock payable in shares of Common Stock,
(2) subdivide the outstanding Common Stock into a greater number of shares, or
(3) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, whether or not any Series A Preferred Stock is then outstanding, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

       (ii) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

       (iii)(a) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "Default Period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each Default Period, the holders of Preferred Stock, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

       (b) During any Default Period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (c) of this Section 1(c)(iii) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing Default Period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any Default Period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

       (c) Unless the holders of Preferred Stock shall, during an existing Default Period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (c) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 108 of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (c), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

       (d) In any Default Period the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the Default Period, and
(y) any vacancy in the Board of Directors may (except as provided in paragraph (b) of this Section 1(c)(iii) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (iii) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

       (e) Immediately upon the expiration of a Default Period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease,
(y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate of Incorporation or By-laws irrespective of any increase made pursuant to the provisions of paragraph (b) of this Section 1(c)(iii) (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

       (iv) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

       (d)     Certain Restrictions.

       (i) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 1(b) hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

       (1) declare or pay dividends (except a dividend payable in Common Stock) on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock, except for purchases pursuant to the terms of the Corporation's employee benefit plans or agreements entered into thereunder;

       (2) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

       (3) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

       (4) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

       (ii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (i) of this Section 1(d), purchase or otherwise acquire such shares at such time and in such manner.

       (e) Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

       (f)     Liquidation, Dissolution or Winding Up.

       (i) Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (1) the Series A Liquidation Preference by (2) 100, subject to the provisions for adjustment as hereinafter set forth (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed, on a per share basis, in the ratio of 100 to 1 with respect to such Preferred Stock and Common Stock, respectively.

       (ii) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

       (iii)  In the event the Corporation shall at any time after April 7, 1986
(1) declare any dividend on Common Stock payable in shares of Common Stock,
(2) subdivide the outstanding Common Stock into a greater number of shares, or
(3) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, whether or not any Series A Preferred Stock is then outstanding, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

       (g) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after April 7, 1986
(1) declare any dividend on Common Stock payable in shares of Common Stock,
(2) subdivide the outstanding Common Stock into a greater number of shares, or
(3) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, whether or not any Series A Preferred Stock is then outstanding, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

       (h) No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

       (i) Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

       (j) Amendment. The Certificate of Incorporation and the By-laws of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

       (k) Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

       2. 9% Series C Cumulative Convertible Preferred Stock, par value $.01 per share.

       (a) Designation, Amount and Stated Value. The series of preferred stock to which this Section 2 relates shall be designated as the "9% Series C Cumulative Convertible Preferred Stock" (the "Series C Preferred Stock") and the number of shares constituting such series shall be 2,000,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then currently outstanding shares of Series C Preferred Stock. The Series C Preferred Stock shall have a stated value of $50 per share (the "Stated Value").

       (b)  Dividends and Distributions.

       (i) The holders of record of shares of Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for the payment of dividends, cumulative cash dividends at the annual rate per share of 9% of the Stated Value of such shares. Dividends shall be payable quarterly, in arrears, on the 15th day of March, June, September and December in each year (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date which is at least fifteen (15) days after the date of original issue of any Series C Preferred Stock. In addition, holders of record of shares of Series C Preferred Stock shall be entitled to receive dividends paid in accordance with the terms of the Rights Agreement, dated as of March 26, 1986, as amended or as may be amended from time to time (the "Rights Agreement"), between the Corporation and Manufacturers Hanover Trust Company of California, as Rights Agent, or any successor rights agreement entered into by the Corporation.

       (ii) Dividends payable pursuant to paragraph (i) of this Section 2(b) shall begin to accrue on each share of Series C Preferred Stock on a daily basis and be cumulative from September 16, 1988, whether or not earned or declared. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Accrued by unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty (60) days prior to the date fixed for the payment thereof.

       (c) Voting Rights. In addition to any voting rights provided elsewhere in the Corporation's Certificate of Incorporation, as amended and as it may be amended or restated from time to time (the "Certificate of Incorporation"), and any voting rights provided by law, the holders of shares of Series C Preferred Stock shall have the following voting rights:

              (i) Except as otherwise provided herein, each holder of shares of Series C Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock, par value $.01 per share (the "Common Stock"), into which all of such holder's shares of Series C Preferred Stock are convertible as of the record date for determining the stockholders entitled to vote on such matter or, if no record date is set, the date of such stockholder action (disregarding for purposes of this paragraph (a) any restriction set forth in
       Section 2(h) hereof on the ability of the holder to convert such share). Except as otherwise provided by this Section 2(c), or by law, the shares of Series C Preferred Stock and the shares of Common Stock (and any other shares of capital stock of the Corporation at the time entitled thereto) shall vote together as one class of all matters submitted to a vote of stockholders of the Corporation.
              (ii) So long as the shares of Series C Preferred Stock issued and outstanding represent at least seven percent (7%) of the Voting Power of the Corporation or for so long as all shares of Series C Preferred Stock outstanding as of September 30, 1988 remain outstanding, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series C Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for such purpose shall be necessary to (1) effect (x) the merger or consolidation of the Corporation with or into any other Person, or (y) any sale or other transfer by the Corporation, or one or more of its Subsidiaries, in one transaction or a series of related transactions, of assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Corporation or any Subsidiary of the Corpora tion), or (z) any recapitalization of the outstanding capital stock of the Corporation, unless such transaction has been approved by a majority of the Independent Directors of the Corporation prior to submitting such transaction to the stock holders of the Corporation for their approval, (2) authorize the issuance of, or issue, any additional shares of Series C Preferred Stock in excess of 2,000,000 shares, (3) authorize the issuance of, or issue, any class or series of the Corporation's capital stock having any preference or priority as to dividends or upon liquidation, dissolution or winding up ("Senior Stock") over the Series C Preferred Stock, (4) reclassify any share of stock into Series C Preferred Stock or Senior Stock,
       (5) authorize the issuance of any class or series of the Corporation's capital stock (other than additional shares of the Corporation's existing Common Stock or capital stock issued pursuant to any rights agreement entered into by the Corporation which contains provisions for participation by the shares of Series C Preferred Stock at least as favorable as those set forth in the Rights Agreement) having voting and other rights which are substantially more extensive than the corresponding rights of the $3.50 Series B Convertible Exchangeable Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), of the Corporation as outstanding on the date hereof, or (6) amend, repeal or change any of the provisions of the Certificate of Incorporation or the provisions of the Certificate of Designation with respect to the Series C Preferred Stock if such amendment, repeal or change would alter or change the powers, preferences or special rights of the shares of the Series C Preferred Stock so as to affect them adversely.
              (iii) In addition to the voting rights set forth herein, if at any time accrued dividends on the Series C Preferred Stock or any shares of the Corporation ranking on a parity as to divi dends and upon liquidation, dissolution or winding up ("Parity Stock") with the Series C Preferred Stock shall not have been paid in an aggregate amount equal to or greater than six (6) quarterly dividends on the shares of Series C Preferred Stock or such Parity Stock at the time outstanding, then, and in any such event, the number of Directors then constituting the entire Board of Directors of the Corporation shall automatically be increased by two (2) Directors and the holders of shares of Series C Preferred Stock and the holders of shares of Parity Stock, voting together as a single class, shall be entitled to fill such newly created directorships. Such right to vote as a single class to elect two (2) Directors shall, when vested, continue until all dividends in default on the shares of Series C Preferred Stock and any such Parity Stock shall have been paid in full and, when so paid, such right to elect two (2) Directors separately as a class shall cease, subject, always, to the same provisions for the vesting of such right to elect two (2) Directors separately as a class in the case of future dividend defaults. At any time when such right to elect two (2) Directors separately as a class shall have so vested the Corporation may, and upon the written request of the holders of record of not less than twenty percent (20%) of the total number of shares of Series C Preferred Stock and such Parity Stock then outstanding shall, call a special meeting of the holders of such shares to fill such newly created directorships for the election of Directors in the case of such a written request, such special meeting shall be held within ninety
       (90) days after the delivery of such request, and in either case, at the place and upon the notice provided by law and in the By-Laws of the Corporation, provided that the Corporation shall not be required to call such a special meeting if such request is received fewer than one hundred twenty (120) days before the date fixed for the next ensuing annual meeting of stockholders of the Corporation, at which meeting such newly created directorships shall be filled by the holders of such shares of Series C Preferred Stock and such Parity Stock.

              (iv) So long as any shares of Series C Preferred Stock are outstanding the Certificate of Incorporation shall contain and the Board of Directors of the Corporation shall use its best efforts to ensure that the By-Laws of the Corporation contain provisions ensuring that the number of Directors of the Corporation shall at all times be such that the exercise, by the holders of shares of Series C Preferred Stock and the holders of shares of Parity Stock, of the right to elect Directors under the circumstances provided in paragraph (c), will not contravene any provisions of the By-Laws or the Certificates of Incorporation. The Series C Preferred Stock shall be entitled to one vote for each share of Series C Preferred Stock outstanding when exercising voting rights under paragraph (c) or in connection with any class vote required by law with outstanding Parity Stock.

              (v) A Director elected pursuant to paragraph (iii) shall serve until the earlier of (x) the next annual meeting of the stockholders of the Corporation at which such Director's suc cessor is to be elected and the election (by the holders of shares of Series C Preferred Stock and Parity Stock) and qual ification of his respective successor or (y) the next annual meeting of the stockholders of the Corporation following the date upon which all dividends in default on the shares of Series C Preferred Stock and such Parity Stock shall have been paid in full. If, prior to the end of the term of any Director elected as aforesaid, a vacancy in the office of such Director shall occur during the continuance of a default in dividends on the shares of Series C Preferred Stock or such Parity Stock by reason of death, resignation or disability, such vacancy shall be filled for the unexpired term by the appointment by the remaining Director elected as aforesaid of a new Director for the unexpired term of such former Director. If both Directors elected pursuant to paragraph (iii) cease to serve as Directors before their terms expire, or if for any other reason the remaining Director elected as aforesaid shall be unable to elect a new Director for the unexpired term of such former Director, then in either case the holders of the Series C Preferred Stock and such Parity Stock then outstanding and entitled to vote for such Directors may, at a special meeting of such holders called as provided above, elect successors to hold office for the unexpired terms of the Directors whose places shall be vacant.

       (d)  Certain Restrictions.

       (i) Whenever quarterly dividends payable on shares of Series C Preferred Stock as provided in Section 2(b) hereof are accrued and unpaid as of the most recent Dividend Payment Date, thereafter and until all such dividends, whether or not earned or declared, on the outstanding shares of Series C Preferred Stock shall have been paid in full or declared and set apart for payment, the Corporation shall not: (1) declare or pay dividends, or make any other distributions, on any shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock, other than dividends or distributions payable in Common Stock; or (2) declare or pay dividends, or make any other distributions, on any shares of Parity Stock or the Series C Preferred Stock, other than dividends or distributions payable in Common Stock, except dividends paid ratably on the Series C Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all such shares are then entitled.

       (ii) Whenever quarterly dividends payable on shares of Series C Preferred Stock as provided in Section 2(b) hereof are accrued and unpaid as of the most recent Dividend Payment Date, thereafter and until all such dividends, whether or not earned or declared, on the outstanding shares of Series C Preferred Stock shall have been paid in full or declared and set apart for payment, the Corporation shall not: (1) redeem or purchase or otherwise acquire for consideration any shares of capital stock ranking (either as to dividends or upon liquidation, dissolution or winding up) junior to, or on a parity with, the Series C Preferred Stock; or (2) redeem or purchase or otherwise acquire for consideration any shares of Series C Preferred Stock (other than by exchanging Parity Stock therefor).

       (iii) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to paragraph (ii) of this Section 2(d), purchase such shares at such time and in such manner.

       Nothing contained in this Section 2(d) shall restrict or otherwise interfere with the issuance of Rights Certificates, the redemption of any Rights, the exercise of any Rights and the issuance of shares of capital stock of the Corporation upon the exercise of any Rights, in each case in accordance with the Rights Agreement or any successor rights agreement entered into by the Corporation.

       (e)  Redemption.

       (i) Shares of Series C Preferred Stock shall be redeemable for cash at the sole option and election of the Corporation made in accordance with paragraph (c) of this Section 2(e), in whole or in part, out of funds legally available therefor, at any time and from time to time on or after July 31, 1995 at the Stated Value per share, plus any accrued and unpaid dividends, whether or not earned or declared ("Accrued Dividends"), to the date of redemption. The Corporation may not purchase or redeem less than all the Series C Preferred Stock then outstanding if, as of such time, the Corporation has failed to pay all Accrued Dividends thereon. If less than all shares of Series C Preferred Stock at the time outstanding are to be redeemed, the shares to be redeemed shall be selected pro rata.

       (ii) On January 31, 2001, the Corporation shall redeem, out of funds legally available therefor, all outstanding shares of Series C Preferred Stock by paying therefor in cash the Stated Value per share, plus Accrued Dividends to such date.

       (iii) Notice of any redemption of shares of Series C Preferred Stock pursuant to paragraph (i) or (ii) of this Section 2(e) shall be mailed at least fifteen (15), but not more than sixty (60), days prior to the date fixed for redemption to each holder of shares of Series C Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of Series C Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series C Preferred Stock to be redeemed, not more than sixty (60) days or less than thirty (30) days prior to the date fixed for such redemption.

       (iv) On the date of any redemption being made pursuant to paragraph (i) or (ii) of this Section 2(e) which is specified in the notice given pursuant to paragraph (c), the Corporation shall, and at any time after such notice shall have been mailed and before such date of redemption the Corporation may, irrevocably deposit for the benefit of the holders of shares of Series C Preferred Stock called for redemption the funds necessary for such redemption with a bank or trust company in San Francisco, California, having a capital and surplus of at least $50,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of two (2) years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof, and any holder of shares of Series C Preferred Stock so called for redemption shall look only to the Corporation for the payment of the redemption price. In the event that moneys are deposited pursuant to this paragraph (iv) in respect of shares of Series C Preferred Stock that are converted in accordance with the provisions of
Section 2(h) hereof, such moneys shall, upon such conversion, revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such moneys and shall be relieved of all responsibility to the holders of such converted shares in respect thereof. Any interest accrued on funds deposited pursuant to this paragraph (iv) shall be paid from time to time to the Corporation for its own account.

       (v) Upon the deposit of funds pursuant to paragraph (iv) in respect of shares of Series C Preferred Stock called for redemption pursuant to paragraph (i) or (ii) of this Section 2(e), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the date of redemption designated in the notice of redemption and all rights of the holders of shares of Series C Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor (including any Accrued Dividends to the redemption date) and the right to convert such shares into shares of Common Stock until the close of business on the Business Day preceding the date of redemption, in accordance with
Section 2(h) hereof.

       (f) Reacquired Shares. Any shares of Series C Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, par value $.01 per share, of the Corporation and may be reissued as part of another series of preferred stock, par value $.01 per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein.

       (g)  Liquidation, Dissolution or Winding Up.

       (i) Except as provided in paragraph (ii) of this Section 2(g), upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of Common Stock or other capital stock of the Corporation ranking junior (upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall, subject to Section 2(h) hereof, have received the greater of (x) 110% of the Stated Value per share, plus Accrued Dividends to the date of payment or (y) the Trading Value per share of Series C Preferred Stock on the date of such payment or (2) to the holders of shares of Parity Stock, except distributions made ratably on the Series C Preferred Stock and all such Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

       (ii) If the Corporation shall commence a voluntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in any involuntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of ninety (90) consecutive days and on account of any such event the Corporation shall liquidate, dissolve or wind up, no distribution shall be made
(1) to the holders of shares of capital stock of the Corporation ranking junior (upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received the Stated Value per share, plus Accrued Dividends to the date of such payment or (2) to the holders of shares of Parity Stock, except distributions made ratably on the Series C Preferred Stock and all such Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

       (iii) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 2(g).

       (h) Conversion. Each share of Series C Preferred Stock may, at the option of the holder thereof, be converted into shares of Common Stock, on the terms and conditions set forth in this Section 2(h) at any time on or after July 31, 1992 or, if earlier, (1) such time as there shall not have been an Acceptable Chief Executive Officer of the Corporation for a period of one hundred eighty (180) days; (2) the date any Person acquires directly or indirectly securities having a majority of the Voting Power of the Corporation,
(3) the date an entire class of Directors not nominated by the Board of Directors of the Corporation is elected at an annual or special meeting of stockholders of the Corporation, (4) the date a majority of the Directors of the Corporation are persons who are not Continuing Directors, (5) the date holders of shares of Series C Preferred Stock and holders of shares of Parity Stock shall become entitled to elect two (2) Directors of the Corporation pursuant to paragraph (iii) of Section 2(c) hereof, or (6) the date the Corporation delivers a Call Notice relating to a Mandatory Call, as such terms are defined in Paragraph 6(a)(v) of that certain Preferred Stock Purchase Agreement dated August 3, 1988 among the Corporation and the initial purchasers of the Series C Preferred Stock.

       (i) Subject to the provisions for adjustment hereinafter set forth, each share of Series C Preferred Stock shall be convertible in the manner hereinafter set forth, into the number of fully paid and nonassessable shares of Common Stock calculated by dividing the Stated Value of $39 (the "Conversion Factor"). The Conversion Factor shall be automatically adjusted immediately after the close of business on the 30th consecutive Trading Day after August 2, 1988 to an amount equal to 125% of the average of the Closing Prices of the Common Stock for the thirty (30) consecutive Trading Days ending on August 2, 1988 and the thirty (30) consecutive Trading Days ending after August 2, 1988; provided that in no event shall the Conversion Factor be less than $37 or greater than $40.

       (ii) The number of shares of Common Stock into which each share of Series C Preferred Stock is convertible shall be subject to adjustment from time to time as follows:

              (a) In case the Corporation shall at any time or from time to time declare a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock or subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock or combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such case, the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock which the holder of a share of Series C Preferred Stock would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (1) in the case of any such dividend or distribution, immediately after the close of business on the day upon which such dividend or distribution is paid or distributed, or (2) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause (a) in connection with any transaction to which clause (d) of this paragraph (ii) applies.

              (b) In case the Corporation shall at any time or from time to time issue rights or warrants to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) or issue shares of Common Stock (or securities convertible into shares of Common Stock) (other than shares with respect to which proper adjustment has previously been made pursuant to this clause (b) of Section 2(h)(ii)) at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock as of the date of issuance of such rights, warrants, shares or convertible securities, then, and in each such case, the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying a. the number of shares of Common Stock into which such share was convertible on the day immediately prior to such date by b. a fraction, the numerator of which shall be the sum of
       (1) the number of shares of Common Stock outstanding on such date and (2) the number of additional shares of Common Stock issued (or issuable upon exercise of such rights or warrants or into which the convertible securities may convert), and the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or issuable upon exercise of such rights or warrants or into which the convertible securities may convert) would purchase at such Current Market Price per share of Common Stock on such date. An adjustment made pursuant to this clause (b) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this clause (b) the aggregate consideration receivable by the Corporation in connection with the issuance of such rights or warrants, of shares of Common Stock or of securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of reasonable underwriting discounts or commissions and expenses) of all such securities plus the minimum aggregate amount, if any, payable upon exercise of such rights or warrants or conversion of any such convertible securities into shares of Common Stock. The issuance of any options, warrants, rights, convertible securities or shares of Common Stock (whether treasury shares or newly issued shares) pursuant to (A) a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the conversion ratio pursuant to clause (a) of this paragraph (ii), or (B) any employee benefit plan of the Corporation, up to an aggregate of 1,500,000 shares of Common Stock issued after the date hereof or issued pursuant to options, warrants, rights or convertible securities granted or issued after the date hereof, or (C) any exercise or conversion of any option, warrant, right or convertible security outstanding as of the date hereof, or (D) the terms of a firmly committed underwritten public offering, or (E) in connection with any offering or sale of Common Stock in which the holders of Series C Preferred Stock participate, shall not be deemed to constitute an issuance of Common Stock or convertible securities by the Corporation to which this clause (b) applies. All shares of Common Stock issued and all shares of Common Stock reserved for issuance pursuant to any outstanding options, warrants, rights or convertible securities deemed not to constitute an issuance pursuant to the previous sentence shall nevertheless be deemed to be outstanding for all computations pursuant to this Section 2(h) until such shares are no longer outstanding or such options, warrants, rights or convertible securities shall expire. Upon the expiration of any options, warrants or rights or the termination of any rights to convert any convertible securities for which an adjustment has been made pursuant to this clause
       (b) (without exercise of such options, warrants, rights or convertible securities), the adjustments shall forthwith be reversed to effect such rate of conversion as would have been in effect at the time of such expiration or termination had such options, warrants or rights or convertible securities, to the extent outstanding immediately prior to such expiration or termination, never been issued. No adjustment shall be made pursuant to this clause (b) in connection with any transaction to which clause (d) of this paragraph (ii) applies.

              (c) In case the Corporation shall at any time or from time to time declare, order, pay or make a dividend or other distribution (including without limitation any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries) by way of dividend or spin off, on its Common Stock, other than (A) regular quarterly dividends payable in cash, (B) shares of Common Stock which are referred to in clause (a) of this paragraph (ii), or (C) rights or warrants which are referred to in clause (b) of this paragraph (ii), then, and in each such case, the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (1) the number of shares of Common Stock into which such share was convertible on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock as of such record date, and the denominator of which shall be such Current Market Price per share of Common Stock less the fair Market Value per share of Common Stock (as determined in good faith by the Board of Directors of the Corporation, a certified resolution with respect to which shall be mailed to each holder of shares of Series C Preferred Stock) of such dividend or distribution; provided, however, that in the event of a distribution of shares of capital stock of a Subsidiary of the Corporation (a "Spin-Off") made to holders of shares of Common Stock, the numerator of such fraction shall be the sum of the Current Market Price per share of Common Stock as of the 35th Trading Day after the effective date of such Spin-Off and the Current Market Price of the number of shares (or the fraction of a share) of capital stock of the Subsidiary which is distributed in such Spin-Off in respect of one share of Common Stock as of such 35th Trading Day and the denominator of which shall be the Current Market Price per share of Common Stock as of such 35th Trading Day. An adjustment made pursuant to this clause (c) shall be made upon the opening of business on the next Business Day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of stockholders entitled to receive such dividend or distribution; provided, however, if the proviso to the preceding sentence applies, then such adjustment shall be made and be effective as of such 35th Trading Day after the effective date of such Spin-Off. No adjustment shall be made pursuant to this clause (c) in connection with any transaction to which clause (d) of this paragraph (ii) applies.

              (d) In case at any time the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation or recapitalization of the Common Stock) in which the Common Stock shall be changed into or exchanged for different securities of the Corporation or securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called the "Transaction"; the date of consummation of the Transaction being herein called the "Consummation Date," the Corporation (in the case of a recapitalization of the Common Stock to which this clause (d) applies or any other such transaction in which the Corporation retains substantially all of its assets and survives as a corporation) or such other corporation or entity (in each other case) being herein called the "Acquiring Company," and the common stock (or equivalent equity interests) of the Acquiring Company being herein called the "Acquirer's Common Stock"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that each holder of shares of Series C Preferred Stock shall be entitled, at the election of the holders of shares of Series C Preferred Stock, to the treatment accorded pursuant to subclause (A), (B) or (C). The selection by the holders of shares of Series C Preferred Stock of the treatment to be accorded such shares from among the alternatives specified in the preceding sentence shall require the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series C Preferred Stock, voting in person or by proxy at a meeting of such stockholders which vote shall be taken on or before the Consummation Date, and which vote shall bind all holders of shares of Series C Preferred Stock and their transferees; if the holders of shares of Series C Preferred Stock are unable to or for any other reason do not make a selection, then the Board of Directors of the Corporation shall make such selection in good faith to attempt to maximize the value to be received by such holders, in accordance with this clause (d), from among the alternatives specified in this clause (d).

               In case of any Transaction:

              A. each share of Series C Preferred Stock shall be converted, to the extent funds are legally available therefor, into an amount in cash equal to the Stated Value per share plus Accrued Dividends to the Consummation Date, or

              B. each share of Series C Preferred Stock shall be converted into the amount of securities or other property to which such holder would actually have been entitled as a holder of shares of Common Stock upon the consummation of the Transaction if such holder had converted such shares of Series C Preferred Stock immediately prior to such Transaction, or

              C. if the shares of Series C Preferred Stock issued and outstanding represent at least seven percent (7%) of the Voting Power of the Corporation or if all shares of Series C Preferred Stock outstanding as of September 30, 1988 are then outstanding, and a class vote pursuant to paragraph (ii) of Section 2(c) is not required to authorize such Transaction:

              (x) if the Acquiring Company or any corporation (herein called a "Parent") which directly or indirectly controls the Acquiring Company is a Public Company, each share of Series C Preferred Stock shall be exchanged for a new series of senior preferred stock of the Acquiring Company or in the case of a Person other than a corporation, comparable securities of such Person (such securities being the "Acquirer's Preferred Stock") having economic terms as nearly equivalent as possible to the Series C Preferred Stock and substantially the same voting and other rights as the Series B Preferred Stock such that each share of the Acquirer's Preferred Stock shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to the Consummation Date, shares of the Acquirer's Common Stock, unless the Acquiring Company is not a Public Company, in which case each share of the Acquirer's Preferred Stock shall thereafter be convertible into shares of the common stock of the Parent; the number of shares of the Acquirer's Common Stock or the common stock of the Parent, as the case may be, into which each share of the Acquirer's Preferred Stock is convertible shall be equal to the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock immediately prior to the Consummation Date multiplied by a fraction the numerator of which is the Current Market Price per share of Common Stock immediately prior to the Consummation Date and the denominator of which is the market price per share (determined in the same manner as provided in the definition of Current Market Price) of the Acquirer's Common Stock or the Parent's common stock, as the case may be, immediately prior to the Consummation Date (subject in each case to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in this paragraph (ii) of Section 2(h)), or

              (y) if neither the Acquiring Company nor the Parent is a Public Company, each share of Series C Preferred Stock shall be converted, to the extent funds are legally available therefor, into an amount in cash equal to the percentage of the Stated Value per share set forth below, if the Consummation Date for such Transaction occurs during the twelve-month period ending on July 31 of the years indicated, plus Accrued Dividends to the Consummation Date:

               Year                                 Percentage of Stated Value
               1989                                                     110%
               1990                                                     112%
               1991                                                     119%
               1992                                                     128%
               1993                                                     137%
               1994                                                     148%
               1995                                                     161%
               1996 and thereafter                                      100%

              Notwithstanding anything contained herein to the contrary, the Corporation shall not effect any Transaction unless prior to the consummation thereof each corporation or entity (other than the Corporation) which may be required to deliver any securities or other property upon the conversion of shares of Series C Preferred Stock, or the satisfaction of conversion rights as provided herein, shall assume, by written instrument delivered to each holder of shares of Series C Preferred Stock, the obligation to deliver to such holder such securities or other property to which, in accordance with the foregoing provisions, such holder may be entitled, and such corporation or entity shall have similarly delivered to each holder of shares of Series C Preferred Stock an opinion of counsel for such corporation or entity, which opinion shall state that the rights, powers and privileges of the Acquirer's Preferred Stock, including without limitation the conversion provisions applicable thereto, if any, shall thereafter be in full force and effect and shall be enforceable against such corporation or entity in accordance with the terms hereof and thereof.

              All calculations of shares to be received upon conversion under this paragraph (ii) of Section 2(h) shall be made to the nearest one one-hundredth of a share.

       (iii) If any adjustment in the number of shares of Common Stock into which each share of Series C Preferred Stock may be converted required pursuant to this Section 2(h) would result in an increase or decrease of less than 1% in the number of shares of Common Stock into which each share of Series C Preferred Stock is then convertible, the amount of any such adjustment shall be carried forward and adjustment with respect thereto shall be made at the earlier of
(1) the time of and together with any subsequent adjustment, which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of the number of shares of Common Stock into which each share of Series C Preferred Stock is then convertible or (2) three years after the date on which such adjustment otherwise would have been made.

       (iv) The Board of Directors shall increase the number of shares of Common Stock into which each share of Series C Preferred Stock may be converted, in addition to the adjustments required by this Section 2(h), as shall be determined by it (as evidenced by a resolution of the Board of Directors) to be advisable in order to avoid or diminish any income deemed to be received by any holder for federal income tax purposes of shares of Common Stock or Series C Preferred Stock resulting from any events or occurrences giving rise to adjustments pursuant to this Section 2(h) or from any other similar event.

       (v) The holder of any shares of Series C Preferred Stock may exercise his right to convert such shares into shares of Common Stock by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series C Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 2(h) and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series C Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five (5) business days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered
(1) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series C Preferred Stock so converted shall be entitled and (2) if less than the full number of shares of Series C Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of Series C Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The Corporation shall not be required to convert, and no surrender of shares of Series C Preferred Stock shall be effective for that purpose, while the transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of fifteen
(15) days); but the surrender of shares of Series C Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Series C Preferred Stock were surrendered, and at the conversion rate in effect at the date of such surrender.

       (vi) Subject to the limitations on conversion set forth in the first sentence of this Section 2(h) and paragraph (xi) below, shares of Series C Preferred Stock may be converted at any time up to the close of business on the Business Day preceding the date fixed for redemption of such shares pursuant to
Section 2(e) hereof.

       (vii) Upon conversion of any shares of Series C Preferred Stock, the holder thereof shall be entitled to receive all Accrued Dividends payable up to and including the Dividend Payment Date immediately preceding the date such shares are deemed to have been converted but not for any period thereafter; provided, that such holder shall be entitled to receive any dividends on such shares of Series C Preferred Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of such dividend.

       (viii) In connection with the conversion of any shares of Series C Preferred Stock, no fractional shares of Common Stock shall be issued; rather, in lieu thereof, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the day on which such shares of Series C Preferred Stock are deemed to have been converted.

       (ix) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series C Preferred Stock. The Corporation shall from time to time, subject to and in accordance with the laws of Delaware, increase the authorized amount of Common Stock if at any time the number of authorized shares of Common Stock remaining unissued shall not be sufficient to permit the conversion at such time of all then outstanding shares of Series C Preferred Stock.

       (x) No adjustment to the number of shares into which each share of Series C Preferred Stock is convertible shall be made pursuant to
Section 2(h)(ii) on account of the issuance of rights certificates, rights or capital stock issuable upon exercise of any rights in each case in accordance with the Rights Agreement, or any successor rights agreement entered into by the Corporation which contains provisions for participation by the shares of Series C Preferred Stock at least as favorable as those set forth in the Rights Agreement.

       (xi) Notwithstanding anything herein to the contrary, the rights of the holder to convert shares of Series C Preferred Stock shall cease at the close of business on the tenth (10th) day following the delivery of a Call Notice relating to a Mandatory Call, as such terms are defined in that certain Preferred Stock Purchase Agreement dated August 3, 1988, as amended, between the Corporation and the initial purchasers of the Series C Preferred Stock, as set forth in paragraph 6(a)(v) thereof.

       (i) Reports as to Adjustments. Whenever the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible is adjusted as provided in Section 2(h) hereof, the Corporation shall promptly mail to the holders of record of the outstanding shares of Series C Preferred Stock at their respective addresses as the same shall appear in the Corporation's stock records a notice stating that the number of shares of Common Stock into which the shares of Series C Preferred Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series C Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

       (j) Definitions. For the purposes of this Section 2 of the Certificate of Incorporation the following definitions shall apply:

       "Acceptable Chief Executive Officer of the Corporation" means W. B. Seaton and any successor chief executive officer of the Corporation who is supported by holders of a majority of the shares of Series C Preferred Stock. The holders of a majority of shares of Series C Preferred Stock shall irrebuttably be presumed to support the chief executive officer of the Corporation unless persons having the power to vote a majority of such shares then outstanding shall submit a written statement to the Secretary of the Corporation within 180 days after a chief executive officer supported by holders of a majority of shares of Series C Preferred Stock shall have ceased to be the chief executive officer of the Company stating that the Board of Directors has failed to elect a chief executive officer acceptable to such holders.
       "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

       "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

       "Closing Price" per share of Common Stock on any date shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If the Common Stock is not publicly held or so listed or publicly traded. "Closing Price" shall mean the Fair Market Value per share as determined in good faith by the Board of Directors of the Corporation.

       "Continuing Director" means any Director who was a member of the Board of Directors of the Corporation as of the date the Certificate of Designation with respect to the Series C Preferred Stock was filed with the Secretary of State of the State of Delaware, or any Director nominated by a majority of the Continuing Directors.

       "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for the 20 Consecutive Trading Days immediately prior to such date.

       "Fair Market Value" means the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

       "Independent Director" means any member of the Board of Directors of the Corporation who is not (i) an employee of the Corporation, (ii) an Affiliate or Associate of the holders of shares of Series C Preferred Stock or (iii) an Affiliate or Associate of any Person who beneficially owns ten percent (10%) or more of the Voting Power of the Corporation.

       "Person" means any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

       "Public Company" means a corporation or other entity organized under the laws of any state of the United States of America having its common stock or, in the case of an entity other than a corporation, equivalent equity securities, listed on the New York Stock Exchange or the American Stock Exchange or quoted by NASDAQ or any successor thereto or comparable system, and such common stock or equivalent equity security continues to meet the requirements for such listing or quotation.

       "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

       "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

       "Trading Value" per share of Series C Preferred Stock on any particular date is the product of (i) the number of shares of Common Stock into which one share of Series C Preferred Stock is convertible on such date (disregarding for the purposes of this definition any limitations on conversion set forth in
Section 2(h) hereof) and (ii) the Current Market Price per share of Common Stock as of such date.

       "Voting Power" shall mean the right to vote generally in the election of Directors through the beneficial ownership of Common Stock or other securities entitled to vote generally in the election of Directors. For purposes of calculating the percentage ownership of Voting Power of any Person, all warrants, options or rights (excluding such rights as may exist under the Rights Agreement or any successor rights agreement entered into by the Corporation) held by any Person shall be deemed to have been exercised and all convertible or exchangeable securities shall be deemed to have been converted or exchanged, as the case may be (disregarding for such purposes any restrictions on conversion, exchange or exercise), in each case for the maximum number of shares of Common Stock or other securities entitled to vote generally in the election of Directors.

       (k)  Rank.  The Series C Preferred Stock shall rank senior to the
Series A Junior Participating Preferred Stock, par value $.01 per share, and the Common Stock and on a parity with the Series B Preferred Stock as to the payment of dividends and upon the liquidation, dissolution or winding up of the Corporation.

       3. 9% Series D Convertible Preferred Stock, par value $.01 per share.

       (a) Designation. The designation of the series of the preferred stock to which this Section 3 relates shall be "9% Series D Convertible Preferred Stock, par value $.01 per share" (the "Series D"). The number of shares of Series D shall be 2,000,000. The Series D shall have a stated value of $50 per share (the "Stated Value").

       (b) Dividends. Holders of shares of Series D shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cash dividends from the date of issue thereof at the annual rate per share of 9% of the Stated Value of such shares, payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 (a "Dividend Payment Date") in each year, commencing on the first Dividend Payment Date which is at least 15 days after the date of original issue of any Series D Preferred Stock. Such dividends shall be cumulative with respect to each share from the date of original issuance, whether or not earned or declared. In addition, holders of record of shares of Series D shall be entitled to receive dividends paid in accordance with the terms of the Amended and Restated Rights Agreement, dated as of October 22, 1991, as it may be amended from time to time, between the Corporation and The First National Bank of Boston, as Rights Agent, or any successor rights agreement entered into by the Corporation. The holders of shares of Series D will not be entitled to any dividends other than the dividends described in this clause (b). Accrued but unpaid dividends shall not bear interest.

       If at any time the Corporation has failed to pay accrued dividends on any shares of the Series D and the 9% Series C Cumulative Convertible Preferred Stock (the "Series C"), or any other class of preferred stock ranking on a parity with the Series D as to dividends and upon liquidation at the time such dividends are payable (the Series C and any such parity class being the "Parity Stock"), the Corporation will not (a) declare or pay any dividend on the common stock, par value $.01 per share (the "Common Stock"), of the Corporation or on the Series A Junior Participating Preferred Stock (the "Series A") or on any other class of stock ranking junior to the Series D as to dividends or upon liquidation (the Common Stock, the Series A and any such junior class being the "Junior Stock") or make any payment on account of, or set apart money for, a sinking or other analogous fund for, the purchase, redemption or other retirement of, any Junior Stock or make any distribution in respect thereof, either directly or indirectly and whether in cash or property or in obligations or shares of the Corporation (other than in shares of stock ranking junior to the Series D as to dividends and upon liquidation), (b) purchase any shares of the Series D or Parity Stock (except for a consideration payable in Junior Stock) or redeem fewer than all of the Series D and Parity Stock then outstanding, or (c) permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase any shares of Junior Stock, Series D or Parity Stock, unless all accrued and payable but unpaid dividends on Series D and any Parity Stock have been or contemporaneously are declared and paid in full or declared and a sum sufficient for payment of such dividends has been set aside. Unless and until all dividends accrued and payable but unpaid on the Series D and any Parity Stock at the time outstanding have been paid in full, all dividends declared by the Corporation upon the Series D or such Parity Stock shall be declared pro rata with respect to all Series D and Parity Stock then outstanding, so that the amounts of any dividends declared on the Series D and such Parity Stock shall in all cases bear to each other the same ratio that, at the time of such declaration, all accrued and payable but unpaid dividends on the Series D and such other Parity Stock, respectively, bear to each other.

       (c) Redemption for Cash. Shares of Series D shall be redeemable, out of funds legally available therefor, at the option of the Corporation at any time on or after July 31, 1995 at the Stated Value per share, plus any accrued and unpaid dividends to the redemption date. The Corporation may not purchase or redeem less than all the Series D and Parity Stock then outstanding if, as of such time, the Corporation has failed to pay all accrued and unpaid dividends thereon.

       On January 31, 2001, the Corporation shall redeem, out of funds legally available therefor, all outstanding shares of Series D by paying therefor the Stated Value per share, plus any accrued and unpaid dividends to the redemption date.

       The Corporation will mail notice of redemption to each holder of record of Series D to be redeemed no less than 30 nor more than 90 days prior to the redemption date. Such notice shall specify the time and place of such redemption and the number of shares to be redeemed and shall be given by first-class mail, postage prepaid, to the holders of record of the shares of Series D to be redeemed at their respective addresses as the same shall appear on the books of the Corporation, but neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

       If fewer than all of the shares of Series D are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata or in some other equitable manner determined by the Corporation.

       If a notice of redemption has been given pursuant to this Clause (c) and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then on and after the redemption date, notwithstanding that any certificates for such shares have not been surrendered for cancellation, dividends shall cease to accrue on the shares of Series D to be redeemed, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as stockholders of the Corporation shall cease except the right to receive the moneys payable upon such redemption, without interest, upon surrender of the certificates evidencing such shares. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the redemption price. Any interest accrued on funds so set aside shall be paid to the Corporation from time to time.

       (d)     Liquidation.

       (i) In case of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of any shares of Series D are entitled to receive the Stated Value per share, plus an amount equal to the dividends accrued and unpaid thereon to the payment date, before any distribution is made to the holders of Junior Stock.

       (ii) The holders of shares of Series D and all Parity Stock shall share ratably, in accordance with the respective amounts payable thereon, in any such distribution which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation price to which the holders of shares of Series D are entitled the holders of shares of Series D will not be entitled to any further participation in any distribution of assets by the Corporation.

       (iii) Neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or substantially all of the Corporation's assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this Clause
(d).

       (e)     Conversion.

       (i) Subject to the provisions for adjustment hereinafter set forth, each share of Series D shall be convertible at the option of the holder thereof, in the manner hereinafter set forth, into fully paid and nonassessable shares of Common Stock at the conversion price, determined as hereinafter provided, in effect on the date of conversion, provided that if any of the Series D is called for redemption for cash, the conversion rights pertaining thereto will terminate at the close of business on the business day preceding the redemption date. Each share of Series D shall be convertible into the number of shares of Common Stock that results from dividing the Stated Value by the price at which shares of Common Stock shall be delivered at the time of conversion (such denominator is hereinafter referred to as the "Conversion Price"). The Conversion Price shall initially be that price which, when applying the formula set forth in the preceding sentence, results in each share of Series D being convertible into the same number of shares of Common Stock into which each share of Series C would have been convertible on the date the first share of Series C is exchanged for Series D (the "First Exchange Date"). The Conversion Price shall be adjusted in certain instances as hereinafter provided in this Clause (e).

       Any holder of shares of Series D desiring to convert the same into shares of Common Stock shall surrender the certificate or certificates for the shares of Series D being converted, duly endorsed or assigned to the Corporation or in blank, at the principal office of the Corporation or at a bank or trust company appointed by the Corporation for that purpose, accompanied by a written notice of conversion specifying the number (in whole shares) of shares of Series D to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued; in case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issue of shares of Common Stock in such name or names. In case less than all of the shares of Series D represented by a certificate are to be converted by a holder, upon such conversion the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder a certificate or certificates for the shares of Series D not so converted. The holders of shares of Series D at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares (except shares called for redemption on a redemption date between such record date and the Dividend Payment Date) on the corresponding Dividend Payment Date notwithstanding the conversion thereof or the Corporation's default on payment of the dividend due on such Dividend Payment Date. However, shares of Series D surrendered for conversion during the period from the close of business on any dividend payment record date for the Series D to the opening of business on the corresponding Dividend Payment Date (except shares called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of Series D on a dividend payment record date who (or whose transferee) converts shares of Series D on a Dividend Payment Date will receive the dividend payable on such shares by the Corporation on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Series D for conversion. Except as provided above, no payment or adjustment will be made on account of accrued or unpaid dividends upon the conversion of shares of Series D.

       (ii) The Conversion Price shall be adjusted from time to time as follows:

              (1) If, after the First Exchange Date, the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Corporation in shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.

              (2) If, after the First Exchange Date, the Corporation shall issue rights or warrants to all holders of its shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase Common Stock at a price per share less than the current market price per share (determined as provided in subclause (iii)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.

              (3) If, after the First Exchange Date, the outstanding shares of Common Stock shall be subdivided into a greater number of shares, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased.

              (4) If, after the First Exchange Date, the Corporation shall, by dividend or otherwise, distribute to all holders of shares of Common Stock evidences of indebtedness or assets (including rights or warrants to purchase capital stock, or any other securities, but excluding any dividend or distribution referred to in subclause (ii)(1), any rights or warrants referred to in subclause (ii)(2) and any dividend or distribution paid in cash out of the retained earnings of the Corporation), then the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as pro vided in subclause (iii)) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed allocable to one share of Common Stock and the denominator shall be such current market price per share (determined as provided in subclause (iii)) of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In the event that the Corporation shall distribute or shall have distributed to all holders of shares of Common Stock rights or warrants to purchase capital stock that are not initially detachable from the Common Stock (whether or not such distribution shall have occurred prior to the date of issuance of the Series D), then the distribution of separate certificates representing such rights or warrants subsequent to their initial distribution shall be deemed to be the distribution of such rights or warrants for purposes of this subclause (ii)(4).

              Notwithstanding the foregoing, in the event that the Corporation shall distribute rights or warrants to purchase capital stock (other than those referred to in subclause (ii)(2) above) ("Rights") to holders of Common Stock, the Corporation may, in lieu of making the foregoing adjustment pursuant to this subclause (ii)(4), make proper provision so that each holder of shares of Series D who converts such shares of Series D before the record date for such distribution shall be entitled to receive upon such conversion shares of Common Stock issued with Rights and after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the same number of Rights to which a holder of the number of shares of Common Stock into which the shares of Series D so converted were convertible immediately prior to the record date for such distribution would have been entitled on the record date for such distribution in accordance with the terms and provisions of and applicable to the Rights.

              (5) In case the Common Stock issuable upon the conversion of the Series D shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a stock dividend or a subdivision or combination of shares provided for in subclause (ii)(1) or (ii)(3), or a reorganization, merger, consolidation or sale of assets provided for in subclause (vi)), then and in each such event the holders of shares of Series D shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series D might have been converted immediately prior to such reorganization, reclassification or change.

       (iii) For the purpose of any computation under this Clause (e), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for 15 consecutive Business Days selected by the Board of Directors commencing not more than 60 and not less than 20 Business Days before the date in question. The term "Closing Price" on any day shall mean (1) the last reported sales price per share of Common Stock on such day on the New York Stock Exchange, or (2) if the Common Stock is not listed or admitted for trading on the New York Stock Exchange, the last reported sales price on the principal national securities exchange on which the Common Stock is admitted for trading, or (3) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sales or transaction price or the average of the closing bid and asked quotations, as the case may be, with respect to the Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system then in use, or (4) if no such quotations are available, the fair market value on the date in question of a share of Common Stock as determined in good faith by the Board of Directors; and the term "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

       (iv) Notwithstanding the provisions of subclause (ii) above, no adjustment in the Conversion Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this subclause (iv)) would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subclause (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Clause (e) shall be made to the nearest cent.

       (v) The Corporation may make such reductions in the Conversion Price, in addition to those required by this clause (e), as it considers to be advisable in order to avoid or diminish any income tax to any holder of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason. The Corporation shall have the power to resolve any ambiguity or correct any error in this Clause (e) and its actions in so doing shall be final and conclusive.

       (vi) In case the Corporation shall effect any capital reorganization of the Common Stock (other than a subdivision, combination, capital reorganization or reclassification provided for in subclause (ii)(3) or (5)) or shall consolidate or merge with or into any other corporation (other than a merger in which the Corporation is the surviving corporation and the shares of Common Stock outstanding immediately prior to such merger are to remain outstanding immediately after such merger) or shall sell or transfer all or substantially all its assets to any other corporation, lawful provision shall be made as a part of the terms of such transaction whereby the holders of shares of Series D shall receive upon conversion thereof, in lieu of each share of Common Stock which would have been issuable upon conversion of such shares if converted immediately prior to the consummation of such transaction, the same kind and amount of stock (or other securities, cash or property, if any) as may be issuable or distributable in connection with such transaction with respect to each share of Common Stock outstanding at the effective time of such transaction, subject to subsequent adjustments for subsequent stock dividends and distributions, subdivisions or combinations of shares, capital reorganizations, reclassifications, consolidations or mergers as nearly equivalent as possible to the adjustments provided for in this Clause (e).

       (vii)  Whenever the Conversion Price is adjusted as herein provided:

              (1) the Corporation shall compute the adjusted Conversion Price and shall cause to be prepared a certificate signed by an authorized officer of the Corporation setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based and the computation thereof and such certificate shall forthwith be filed with each transfer agent for the shares of Series D; and

              (2) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall, as soon as practicable, be mailed to the holders of record of outstanding shares of Series D.

       (viii)  In case:

              (1) the Corporation shall declare a divided or other distribution on its shares of Common Stock otherwise than in cash out of its earned surplus;

              (2) the Corporation shall authorize the granting to the holders of its shares of Common Stock of rights or warrants entitling them to subscribe for or purchase any shares of capital stock of any class or of any other rights;

              (3) of any reclassification of the shares of Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all the assets of the Corporation; or

              (4) of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

then the Corporation shall cause to be mailed to each transfer agent for the shares of Series D and to the holders of record of the outstanding shares of Series D, at least 20 days (or 10 days in any case specified in subclause
(viii)(1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which the holders of record of shares of Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Such notice shall also state whether such transaction will result in any adjustment in the Conversion Price applicable to the shares of Series D and, if so, shall state what the adjusted Conversion Price will be and when it will become effective. Neither the failure to give the notice required by this subclause (viii), nor any defect therein, to any particular holder shall affect the sufficiency of the notice or the legality or validity of any such dividend, distribution, right, warrant, reclassifica tion, consolidation, merger, sale, transfer, liquidation, dissolution or winding up, or the vote on any action authorizing such with respect to the other holders.

       (ix) The Corporation shall at all times reserve and keep available out of its authorized shares of Common Stock, for the purpose of delivery upon conversion of shares of Series D, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series D then outstanding and shall take all action necessary so that shares of Common Stock so issued will be validly issued, fully paid and nonassessable.

       (x) The Corporation will pay any and all stamp or similar taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of Series D. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series D so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

       (xi) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of shares of Series D. If any such conversion would otherwise require the issuance of a fractional share an amount equal to such fraction multiplied by the Closing Price per share of Common Stock (determined as provided in subclause (iii) above) on the day of conversion shall be paid to the holder in cash by the Corporation.

       (xii) The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors shall be presumptive evidence of the correctness of any computation made under this Clause (e).

       (f) Voting Rights. Except as otherwise required by law, holders of shares of Series D shall have no voting rights; provided, however, that:

       (i)  Dividend Defaults.

              (1) If at any time accrued dividends on the shares of Series D or any Parity Stock shall not have been paid in an aggregate amount equal to or greater than six quarterly dividends on the shares of Series D or such Parity Stock at the time outstanding, then, and in any such event, the number of Directors then constituting the entire Board of Directors of the Corporation shall automatically be increased by two Directors and the holders of shares of Series D and the holders of shares of Parity Stock, voting together as a single class, shall be entitled to fill such newly created directorships. Such right to vote as a single class to elect two Directors shall, when vested, continue until all dividends in default on the shares of Series D and such Parity Stock, as the case may be, shall have been paid in full and, when so paid, such right to elect two Directors separately as a class shall cease, subject, always, to the same provisions for the vesting of such right to elect two Directors separately as a class in the case of future dividend defaults.
       At any time when such right to elect two Directors separately as a class shall have so vested the Corporation may, and upon the written request of the holders of record of not less than 20% of the total number of shares of Series D and such Parity Stock then outstanding shall, call a special meeting of the holders of such shares to fill such newly created directorships for the election of Directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and in either case, at the place and upon the notice provided by law and in the By-Laws of the Corporation, pro vided that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of stockholders of the Corporation, at which meeting such newly created directorships shall be filled by the holders of such shares of Series D and such Parity Stock.

              (2) So long as any shares of Series D are outstanding the By-Laws of the Corporation shall contain provisions ensuring that the number of Directors of the Corporation shall at all times be such that the exercise, by the holders of shares of Series D and the holders of shares of Parity Stock, of the right to elect Directors under the circumstances provided in subclause (i)(1) will not contravene any provisions of the By-Laws or Charter.

              (3) A director elected pursuant to subclause (i)(1) shall serve until the earlier of (x) the next annual meeting of the stockholders of the Corporation at which such director's successor is to be elected and the election (by the holders of shares of Series D and Parity Stock) and qualification of his respective successor or (y) the next annual meeting of the stockholders of the Corporation following the date upon which all dividends in default on the shares of Series D and such Parity Stock shall have been paid in full. If, prior to the end of the term of any Director elected as aforesaid, a vacancy in the office of such Director shall occur during the continuance of a default in dividends on the shares of Series D or such Parity Stock by reason of death, resignation or disability, such vacancy shall be filled for the unexpired term by the appointment by the remaining Director elected as aforesaid of a new Director for the unexpired term of such former Director.

       (ii) Miscellaneous. Without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series D and outstanding shares of Parity Stock, voting as a single class, the Corporation may not:

              (1) amend any provision of the Charter which would adversely affect the voting powers or other rights or preferences of holders of the shares of Series D; or

              (2) authorize or create any class of stock senior to the Series D as to dividends or upon liquidation.

       C. Rank. Each series of Preferred Stock shall have such preferences as to dividends and assets and amounts distributable on liquidation, dissolution or winding up or otherwise as shall be declared by such resolution or resolutions establishing such series.

       D.      Dividends.

       (i) The holders of Preferred Stock shall be entitled to receive cash dividends when and as declared by the Board of Directors at such rate per share per annum, cumulatively if so provided, and with such preferences, as shall have been fixed by the Board of Directors, and not more before any dividends shall be declared or paid upon or set apart for the Common Stock or any other class of stock ranking junior thereto, and such dividends on each series of Preferred Stock shall cumulate, if at all, from and after the dates fixed by the Board of Directors with respect to such cumulation. Unpaid cumulated dividends shall bear no interest.

       (ii) If dividends on any shares of Preferred Stock are not declared in full, then such dividends as are declared shall be declared ratably on all shares of stock of each series of equal preference in proportion to the respective unpaid cumulative dividends, if any, to the end of the then current dividend period. No ratable distribution shall be made with respect to any series until cumulative dividends in full have been declared and paid on any series standing senior in preference.

       (iii) Unless dividends on all outstanding shares of Preferred Stock having cumulative dividend rights shall have been fully paid for all past quarterly dividend periods and the full dividends thereon for the quarterly dividend period current at the time shall have been paid or declared and funds set apart therefor, and unless all required sinking fund payments, if any, shall have been made or provided for, no dividend (except a dividend payable in Common Stock) shall be paid upon or declared or set apart for the Common Stock.

       (iv) Subject to the foregoing provisions, the Board of Directors may declare and pay dividends on the Common Stock, to the extent permitted by law.

       E.      Liquidation or Dissolution.

       (i) In the event of any liquidation or dissolution or winding up of this Corporation (hereinafter referred to as "liquidation") the holders of Preferred Stock shall be entitled to receive in cash, out of the assets of this Corporation, full payment of the applicable liquidation preference fixed for each series pursuant to paragraph B above, together with unpaid cumulative dividends thereon to the date of liquidation, and no more.

       (ii) If upon liquidation the assets of this Corporation available for distribution to stockholders shall be insufficient to permit the payment in full of the preferential amounts payable to the holders of Preferred Stock, then all such assets shall be distributed ratably among the holders of all shares of stock of each series of equal preference in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full. No ratable distribution shall be made with respect to any series until distributions in full have been paid to the holders of all series standing senior in preference.

       (iii) After satisfaction of the preferential requirements of the Preferred Stock upon any liquidation of this Corporation, the holders of Common Stock shall be entitled to share ratably in the distribution of all remaining assets of this Corporation available for distribution.

       (iv) A consolidation or merger of this Corporation with or into any other corporation or corporations or the sale or conveyance (whether for cash, securities or other property) of all or substantially all of the assets of this Corporation as an entirety shall not be deemed or construed to be a liquidation of this Corporation for the purpose of the foregoing provisions of this paragraph E.

       F.      Voting Rights.

       (i) The holders of the Common Stock shall be entitled to one vote for each share held by them of record on the books of this Corporation. The holders of each series of Preferred Stock shall have such voting rights, if any, as shall be provided for in the resolution or resolutions of the Board of Directors establishing such class or series.

       (ii) No action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

       G. Foreign Ownership. The By-Laws of this Corporation, and procedures established from time to time by the Board of Directors consistent with the By-Laws, may provide that the outstanding shares of this Corporation shall at all times be owned by citizens of the United States to such extent as will in the judgment of the Board reasonably assure this Corporation's continuing status as a United States citizen within the provisions of the Shipping Act, 1916, as amended, or any successor statute applicable to the business being conducted by this Corporation, and in order to assure such continuing status said provisions may provide restrictions relating to the transfer of the shares of this Corporation.


       Fifth:

       A. Number of Directors. The authorized number of Directors of this Corporation shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of said Board, within any limits prescribed in the By-Laws of this Corporation; provided, however, that in no event shall the number of directors be less than five.

       B. Classes of Directors. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of Directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each Director until his successor shall be elected and shall qualify or until his earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of Directors shall be apportioned among the classes as equally as possible. The initial term of office of Directors of Class I shall expire at the annual meeting of stockholders in 1984, that of Class II shall expire at the annual meeting in 1985 and that of Class III shall expire at the annual meeting in 1986, and in all cases as to each Director until his successor shall be elected and shall qualify or until his earlier resignation, removal from office, death or incapacity. At each annual meeting of stockholders the number of Directors equal to the number of Directors of the class whose term expires at the time of such meeting (or, if less, the number of Directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election.

       C. Vacancies. In case of any increase in the number of Directors, the additional Directors may be elected by the Board of Directors to hold office until the next election of the class for which such Directors shall have been chosen and until their successors are elected and qualified. In case of vacancies in the Board of Directors, a majority of the remaining members of the Board may elect Directors to fill such vacancies to hold office until the next election of the class for which such Directors shall have been chosen and until their successors are elected and qualified.


       Sixth:

       A. Except as otherwise expressly provided in paragraph C of this Article Sixth, none of the following actions or transactions shall be effected by this Corporation, or approved by this Corporation as stockholder of any subsidiary of this Corporation, unless authorized by the affirmative vote of Stockholders required by paragraph B of this Article Sixth, if, as of the record date for the determination of the stockholders entitled to vote thereon, any Interested Stockholder (as hereinafter defined) exists:

              (i) any merger or consolidation of this Corporation or any of its subsidiaries with or into such Interested Stockholder, or

              (ii) any sale, lease, exchange or other disposition of all or any substantial part of the assets of this Corporation or any of its subsidiaries to or with such Interested Stockholder, or

              (iii) the issuance or delivery of any voting securities of this Corporation or any of its subsidiaries to such Interested Stockholder, in exchange for cash, other assets or securities, or a combination thereof, or

              (iv)  any dissolution or liquidation of this Corporation.

       B. The actions and transactions described in paragraph A of this Article Sixth shall not be effected by this Corporation, or approved by this Corporation as stockholder of any subsidiary corporation, as the case may be, under the circumstances described in said paragraph A, unless authorized by the affirmative vote of at least seventy-five percent (75%) of the outstanding shares of this Corporation entitled to vote.

       C. The vote of stockholders specified in paragraph A of this Article Sixth shall not apply to any action or transaction described in such paragraph if the Board of Directors of this Corporation shall have approved the action or transaction before any corporation, person or entity became an Interested Stockholder.

       D. For the purpose of this Article Sixth (a) the term "Interested Stockholder" shall mean any corporation, person or entity other than this Corporation or any of its subsidiaries or The Signal Companies, Inc., which beneficially owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of this Corporation entitled to vote; (b) an Interested Stockholder shall be deemed to own or control, directly or indirectly, any outstanding shares of stock of this Corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any other corporation, person or other entity (x) with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of this Corporation or (y) which is its "affiliate" or "associate" as those terms are defined in the General Rules and Regulations under the Securities Exchange Act of 1934, as amended; (c) "outstanding shares of this Corporation entitled to vote" and "voting securities" shall mean such shares as are entitled to vote generally in the election of Directors, considered as one class; and (d) "subsidiary" or "subsidiaries" shall mean any corporation of which this Corporation owns, directly or indirectly, fifty percent (50%) or more of the voting stock.

       E. The Board of Directors of this Corporation shall have the power and duty to determine for the purposes of this Article Sixth, on the basis of information then known to the Board of Directors, whether (i) any Interested Stockholder exists, or is an "affiliate" or an "associate" (as defined above) of another, and (ii) any proposed sale, lease, exchange, or other disposition of part of the assets of this Corporation involves a substantial part of the assets of this Corporation or any of its subsidiaries. Any such determination by the Board shall be conclusive and binding for all purposes.


       Seventh: The amendment or repeal of Articles Fifth, Sixth, Seventh, Eighth, Tenth and paragraphs F and G of Article Fourth of this Certificate of Incorporation shall require the approval of the holders of shares representing at least seventy-five percent (75%) of the shares of this Corporation entitled to vote in the election of Directors, voting as one class.


       Eighth:

       A. None of the actions or transactions listed below shall be effected by this Corporation, or approved by this Corporation as stockholder of any subsidiary of this Corporation if, as of the record date for the determination of the stockholders entitled to vote thereon, any Interested Stockholder (as hereinafter defined) exists, unless the requirements of paragraphs B, C, D and E of this Article Eighth are fully complied with:

              (i) any merger or consolidation of this Corporation or any of its subsidiaries with or into such Interested Stockholder, or

              (ii) any sale, lease, exchange or other disposition of all or any substantial part of the assets of this Corporation or any of its subsidiaries to or with such Interested Stockholder, or

              (iii) the issuance or delivery of any voting securities of this Corporation or any of its subsidiaries to such Interested Stockholder in exchange for cash, other assets or securities, or a combination thereof, or
              (iv)  any dissolution or liquidation of this Corporation.

       B. The cash or fair market value of the property, securities or other consideration to be received per share by holders of the capital stock of this Corporation in such action or transaction is not less than the highest per share price paid by the Interested Stockholder or by any persons whose stock it beneficially owns or controls in acquiring any of its or their holdings of capital stock of this Corporation; such price shall be proportionately adjusted for any subsequent increase or decrease in the number of issued shares of this Corporation's capital stock resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt of consideration of this Corporation.

       C. After becoming an Interested Stockholder and prior to consummation of such action or transaction: (i) such Interested Stockholder shall not have acquired from this Corporation or any of its subsidiaries any newly issued or treasury shares of capital stock or any newly issued securities convertible into capital stock of this corporation or any of its subsidiaries, directly or indirectly (except upon conversion of convertible securities acquired by it prior to becoming an Interested Stockholder or as a result of a pro rata stock dividend of stock split or other distribution of stock to all shareholders pro rata); (ii) such Interested Stockholder shall not have received the benefit directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by this Corporation or any of its subsidiaries, or made any major changes in this Corporation's or any of its subsidiaries' businesses or capital structures or reduced the current rate of dividends payable on this Corporation's capital stock below the rate in effect immediately prior to the time such Interested Stockholder became an Interested Stockholder (the current rate of dividends being the rate of the current dividend to the net income of this Corporation for the full fiscal quarter immediately preceding the quarter in which such dividend is paid; and the rate of dividends in effect immediately prior to the time such Interested Stockholder became an Interested Stockholder being the ratio of (x) the aggregate dividends paid during the four full fiscal quarters immediately preceding the time such Interested Stockholder became an Interested Stockholder to (y) the adjusted net income of this Corporation for the four successive full fiscal quarters immediately preceding the last quarter in which such dividends were paid); (iii) such Interested Stockholder shall have taken all required actions to ensure that this Corporation's Board of Directors includes representation by continuing Directors (as hereinafter defined) at least proportionate to the stockholders of this Corporation's remaining public stockholders (with a continuing Director to occupy any Board position resulting from a fraction and, in any event, with at least one continuing Director to serve on the Board so long as there are any remaining public stockholders).

       D. A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, as amended whether or not this Corporation is then subject to such requirements, shall be mailed to the stockholders of this Corporation for the purpose of soliciting stockholder approval of such action or transaction and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability or inadvisability of the action or transaction which the continuing Directors may choose to state.

       E. For the purpose of this Article Eighth, (a) the term "Interested Stockholder" shall mean any other corporation, person or entity, other than this Corporation or any of its subsidiaries or The Signal Companies, Inc., which beneficially owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of this Corporation entitled to vote (for this purpose the provisions of paragraphs D and E of Article Sixth shall apply to this paragraph E(a) of this Article Eighth as if set forth in full in this paragraph E(a) of this Article Eighth, except that the reference to Article Sixth in such paragraphs D and E of Article Sixth shall be deemed to be a reference to this Article Eighth); (b) the term "continuing Director" shall mean a Director who was a member of the Board of Directors of this Corporation immediately prior to the time that any Interested Stockholder involved in the proposed action or transaction became an Interested Stockholder or a Director nominated by a majority of the remaining continuing Directors; and (c) the term "remaining public stockholders" shall mean the holders of this Corporation's capital stock other than the Interested Stockholder and stockholders whose shares the Interested Stockholder beneficially owns or controls.

       F. The requirements set forth in paragraph A through E of this Article Eighth shall not apply to any action or transaction described in paragraph A if the Board of Directors of this Corporation shall have approved the action or transaction before any corporation, person or entity became an Interested Stockholder.


       Ninth: The name and mailing address of the sole incorporator is as follows:

                                                        Name    Mailing Address

           Natomas Company                              601 California Street
                                                        San Francisco, CA  94108


       Tenth: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of this Corporation, without any action on the part of the stockholders, by the affirmative vote of at least two-thirds of the Directors of this Corporation, which shall include the affirmative vote of at least one Director of each class of the Board of Directors if the Board shall then be divided into classes. The By-Laws may also be altered, amended or repealed by the affirmative vote of the holders of shares representing at least seventy-five percent (75%) of the shares of this Corporation entitled to vote in the election of Directors, voting as one class.


       Eleventh: This Corporation may in its By-Laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon them by the laws of the State of Delaware.


       Twelfth: The stockholders and Board of Directors shall have power, if the By-Laws so provide, to hold their meetings and to keep the books of this Corporation (except such as are required by the laws of the State of Delaware to be kept in Delaware) and documents and papers of this Corporation outside the State of Delaware, and to have one or more offices within or without the State of Delaware at such places as may be designated from time to time by the Board of Directors.


       Thirteenth: All of the powers of this Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of this Corporation.


       Fourteenth:

       A. Any direct or indirect purchase or other acquisition by this Corporation of any of this Corporation's voting securities of any class at a price per share greater than the Fair Market Value of such securities on the date of such purchase or acquisition or any agreement in respect thereof from any Interested Stockholder who has beneficially owned such securities for less than two years prior to such date shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the shares of capital stock of this Corporation outstanding and entitled to vote on such date, excluding any such shares beneficially owned by such Interested Stockholder, voting together as a single class (it being understood that for the purposes of this Article Fourteenth, each such share shall have the number of votes granted to it pursuant to paragraph F of Article Fourth); provided, however, that no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of a tender or exchange offer by this Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) or which shall have been approved, or is being effected pursuant to agreements or arrangements which shall have been approved, by the Board of Directors of this Corporation prior to the time such Interested Stockholder became an Interested Stockholder.

       B. For the purposes of this Article Fourteenth, the provisions of paragraphs D and E of Article Sixth and paragraph E of Article Eighth shall apply to this Article Fourteenth as if set forth in full in this paragraph B of this Article Fourteenth except that the reference of Article Sixth in such paragraphs D and E of Article Sixth and such paragraph E of Article Eighth shall be deemed to be a reference to this Article Fourteenth.

       C. For the purposes of this Article Fourteenth, the term "Fair Market Value" shall mean the last closing sale price on the date immediately preceding the date in question of a share of such voting securities on the Composite Tape for New York Stock Exchange--Listed Stocks, or, if such securities are not quoted on such Composite Tape, on the New York Stock Exchange or the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such securities are listed, or, if such securities are not listed on any such exchange, the highest last transaction price or closing bid quotation, as the case may be, with respect to a share of such securities on the date immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such securities as determined in good faith by a majority of the continuing Directors.

       D. The amendment or repeal of, or the adoption of any provision inconsistent with, this Article Fourteenth shall require the approval of the holders of shares representing at least seventy-five percent (75%) of the shares of this Corporation entitled to vote in the election of Directors, voting together as a single class and any such amendment, repeal or adoption which is proposed by or on behalf of an Interested Stockholder or any affiliate or associate of an Interested Stockholder shall require the affirmative vote of not less than a majority of the votes entitled to be cast by the remaining public stockholders voting together as a single class.


       Fifteenth: A. A director of this Corporation shall not be liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for liability which, by express provision of the General Corporation Law of Delaware, as in effect from time to time (hereinafter the "Delaware Law"), cannot be eliminated.

              B.(i) This Corporation shall, to the fullest extent permitted by Delaware Law, indemnify any person (the "Indemnitee") who is or was involved in any manner (including, without limitation, as a party or a witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding brought by or in the right of this Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that the Indemnitee is or was a Director, officer or employee of this Corporation, or is or was serving another entity in such capacity at the request of this Corporation, against all liabilities and expenses actually and reasonably incurred by the Indemnitee in connection with such Proceeding.

              (ii) The right to indemnification conferred by this Article Fifteenth shall be presumed to have been relied upon by the Indemnitee and shall be enforceable as a contract right.
       This Corporation may enter into contracts to provide individual Indemnitees with specific rights of indemnification to the fullest extent permitted by Delaware Law and may create trust funds, grant security interests, obtain letters of credit or use other means to ensure the payment of such amounts as may be necessary to effect the rights provided in this Article Fifteenth or in any such contract.

              (iii) Upon making a request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification under this Article Fifteenth and this Corporation shall have the burden of proof to overcome that presumption in reaching any contrary determination. Such indemnification shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with any Proceeding, consistent with the provisions of Delaware Law.

       C. Any repeal or modification of the foregoing provisions of this Article Fifteenth shall not adversely affect any right or protection of any Director or any Indemnitee existing at the time of such repeal or modification.

       D. The amendment or repeal of this Article Fifteenth shall require the approval of the holders of shares representing at least seventy-five percent (75%) of the shares of this Corporation entitled to vote in the election of Directors, voting as one class.